N-SAR Item 77C - Attachment
Master Investment Portfolio
Interestholder Meeting Results

The Annual Meeting of Interestholders of Master Investment Portfolio was held on November 16, 2001. At the Meeting, the following matters were voted upon and approved by the interestholders. The results of the voting are presented below. Each vote reported represents one dollar of interests outstanding on the record date for the meeting.


Proposal 1 *
To elect the seven nominees specified below                                 Votes                Votes
as Trustees of the Trust.                                                    For               Withheld
          Mary G.F. Bitterman                                          4,734,903,488.45      234,037,101.80
          Jack S. Euphrat                                              4,827,325,783.42      141,614,806.82
          R. Greg Feltus                                               4,828,319,571.54      140,621,018.70
          W. Rodney Hughes                                             4,827,325,783.42      141,614,806.82
          Lee T. Kranefuss                                             4,828,319,571.54      140,621,018.70
          Richard K. Lyons                                             4,828,319,571.54      140,621,018.70
          Leo Soong                                                    4,828,319,571.54      140,621,018.70

Messrs. Euphrat, Feltus, Hughes and Soong previously served as Trustees of the Trust and were reelected. Ms. Bitterman, Mr. Kranefuss and Mr. Lyons were newly elected.


Proposal 2
To approve converting the Master Portfolio's
investment objectives from fundamental to             Votes                 Votes                Votes              Broker
non-fundamental.                                       For                 Against            Abstaining         Non-Votes **
     LifePath Income Master Portfolio               35,091,606.49          1,379,636.88        2,239,972.23           42,629.23
     LifePath 2010 Master Portfolio                106,659,096.19          7,142,510.42        3,577,237.21        2,261,196.78
     LifePath 2020 Master Portfolio                279,146,494.43          8,969,653.67       49,129,239.40        2,514,221.10
     LifePath 2030 Master Portfolio                 99,328,420.42         10,117,740.59        3,387,892.71        2,009,766.88
     LifePath 2040 Master Portfolio                 77,938,070.45         10,806,228.19        1,739,358.65        2,035,419.69


Proposal 3
Not applicable to the LifePath Master Portfolios.


Proposal 4
To approve the change of the asset allocation
model of the LifePath Master Portfolios to
increase the "normal" equity allocation
percentage for each LifePath Master Portfolio         Votes                 Votes                Votes              Broker
that has reached its time horizon.                     For                 Against            Abstaining         Non-Votes **
     LifePath Income Master Portfolio               34,851,332.66          1,619,910.71        2,239,972.23           42,629.23
     LifePath 2010 Master Portfolio                112,030,934.01          1,770,672.60        3,577,237.21        2,261,196.78


Proposal 5(A).
To approve amending the Master Portfolio's
fundamental investment policy concerning              Votes                 Votes                Votes              Broker
industry concentration.                                For                 Against            Abstaining         Non-Votes **
     LifePath Income Master Portfolio               35,103,232.65          1,368,010.72        2,239,972.23           42,629.23
     LifePath 2010 Master Portfolio                106,694,988.20          7,106,618.41        3,577,237.21        2,261,196.78
     LifePath 2020 Master Portfolio                279,248,422.31          8,901,701.75       49,095,263.44        2,514,221.10
     LifePath 2030 Master Portfolio                 99,339,904.82         10,083,287.45        3,410,861.47        2,009,766.86
     LifePath 2040 Master Portfolio                 77,928,818.54         10,806,228.19        1,748,610.55        2,035,419.70


Proposal 5(B)
To approve amending the Master Portfolio's
fundamental investment policy concerning              Votes                 Votes                Votes              Broker
diversification.                                       For                 Against            Abstaining         Non-Votes **
     LifePath Income Master Portfolio               35,091,606.49          1,379,636.88        2,239,972.23           42,629.23
     LifePath 2010 Master Portfolio                106,694,988.20          7,106,618.41        3,577,237.21        2,261,196.78
     LifePath 2020 Master Portfolio                279,248,422.31          8,901,701.75       49,095,263.44        2,514,221.10
     LifePath 2030 Master Portfolio                 99,328,420.44         10,037,349.92        3,468,283.38        2,009,766.86
     LifePath 2040 Master Portfolio                 77,938,070.45         10,806,228.19        1,739,358.65        2,035,419.69


Proposal 5(C)
To approve amending the Master Portfolio's
fundamental investment policy concerning              Votes                 Votes                Votes              Broker
the borrowing of money.                                For                 Against            Abstaining         Non-Votes **
     LifePath Income Master Portfolio               35,099,357.26          1,368,010.72        2,243,847.62           42,629.23
     LifePath 2010 Master Portfolio                106,659,096.19          7,142,510.42        3,577,237.21        2,261,196.78
     LifePath 2020 Master Portfolio                279,010,590.58          9,139,533.47       49,095,263.44        2,514,221.10
     LifePath 2030 Master Portfolio                 99,213,576.60         10,232,584.41        3,387,892.71        2,009,766.88
     LifePath 2040 Master Portfolio                 77,891,810.91         10,852,487.73        1,739,358.65        2,035,419.69


Proposal 5(D)
To approve amending the Master Portfolio's
fundamental investment policy concerning              Votes                 Votes                Votes              Broker
the issuance of senior securities.                     For                 Against            Abstaining         Non-Votes **
     LifePath Income Master Portfolio               35,103,232.65          1,368,010.72        2,239,972.23           42,629.23
     LifePath 2010 Master Portfolio                106,706,952.20          7,082,690.40        3,589,201.22        2,261,196.78
     LifePath 2020 Master Portfolio                279,214,446.35          8,935,677.71       49,095,263.44        2,514,221.10
     LifePath 2030 Master Portfolio                 99,225,060.98         10,221,100.03        3,387,892.71        2,009,766.88
     LifePath 2040 Master Portfolio                 77,817,795.65         10,926,502.99        1,739,358.65        2,035,419.69


Proposal 5(E)
To approve amending the Master Portfolio's
fundamental investment policy concerning              Votes                 Votes                Votes              Broker
lending.                                               For                 Against            Abstaining         Non-Votes **
     LifePath Income Master Portfolio               35,099,357.26          1,368,010.72        2,243,847.62           42,629.23
     LifePath 2010 Master Portfolio                106,706,952.20          7,094,654.41        3,577,237.21        2,261,196.78
     LifePath 2020 Master Portfolio                279,044,566.54          9,105,557.51       49,095,263.44        2,514,221.10
     LifePath 2030 Master Portfolio                 99,225,060.98         10,140,709.36        3,468,283.38        2,009,766.88
     LifePath 2040 Master Portfolio                 77,891,810.91         10,852,487.73        1,739,358.65        2,035,419.69


Proposal 5(F)
To approve amending the Master Portfolio's
fundamental investment policy concerning              Votes                 Votes                Votes              Broker
underwriting.                                          For                 Against            Abstaining         Non-Votes **
     LifePath Income Master Portfolio               35,091,606.49          1,379,636.88        2,239,972.23           42,629.23
     LifePath 2010 Master Portfolio                106,647,132.18          7,154,474.43        3,577,237.21        2,261,196.78
     LifePath 2020 Master Portfolio                279,078,542.50          9,071,581.55       49,095,263.44        2,514,221.10
     LifePath 2030 Master Portfolio                 99,213,576.60         10,221,100.03        3,399,377.09        2,009,766.88
     LifePath 2040 Master Portfolio                 77,891,810.91         10,852,487.73        1,739,358.65        2,035,419.69


Proposal 5(G)
To approve amending the Master Portfolio's
fundamental investment policy concerning              Votes                 Votes                Votes              Broker
investments in real estate.                            For                 Against            Abstaining         Non-Votes **
     LifePath Income Master Portfolio               35,091,606.49          1,379,636.88        2,239,972.23           42,629.23
     LifePath 2010 Master Portfolio                108,130,668.69          5,670,937.92        3,577,237.21        2,261,196.78
     LifePath 2020 Master Portfolio                279,792,037.68          8,358,086.37       49,095,263.44        2,514,221.10
     LifePath 2030 Master Portfolio                 99,971,545.81          9,474,615.20        3,387,892.71        2,009,766.88
     LifePath 2040 Master Portfolio                 77,938,070.45         10,806,228.19        1,739,358.65        2,035,419.69


Proposal 5(H)
To approve amending the Master Portfolio's
fundamental investment policy concerning
investments in commodities and commodity              Votes                 Votes                Votes              Broker
contracts.                                             For                 Against            Abstaining         Non-Votes **
     LifePath Income Master Portfolio               35,103,232.65          1,368,010.72        2,239,972.23           42,629.23
     LifePath 2010 Master Portfolio                106,671,060.19          7,130,546.42        3,577,237.21        2,261,196.78
     LifePath 2020 Master Portfolio                279,214,446.35          8,935,677.71       49,095,263.44        2,514,221.10
     LifePath 2030 Master Portfolio                 99,362,873.57         10,083,287.45        3,387,892.71        2,009,766.87
     LifePath 2040 Master Portfolio                 77,901,062.82         10,843,235.82        1,739,358.65        2,035,419.69


Proposal 5(I)(i)
Not applicable to the LifePath Master Portfolios.


Proposal 5(I)(ii)
Not applicable to the LifePath Master Portfolios.


Proposal 5(I)(iii)
Not applicable to the LifePath Master Portfolios.


Proposal 5(I)(iv)
Not applicable to the LifePath Master Portfolios.


Proposal 5(I)(v)
To approve converting the Master Portfolio's
fundamental policy concerning securities on           Votes                 Votes                Votes              Broker
margin to a non-fundamental policy.                    For                 Against            Abstaining         Non-Votes **
     LifePath Income Master Portfolio               34,862,958.81          1,604,409.18        2,243,847.62           42,629.23
     LifePath 2010 Master Portfolio                106,025,003.97          7,764,638.63        3,589,201.22        2,261,196.78
     LifePath 2020 Master Portfolio                278,263,119.44          9,887,004.61       49,095,263.44        2,514,221.10
     LifePath 2030 Master Portfolio                 99,167,639.07         10,278,521.94        3,387,892.71       20,097,688.88
     LifePath 2040 Master Portfolio                 77,901,062.82         10,843,235.82        1,739,358.65        2,035,419.69
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* Denotes Trust-wide proposal and voting results.

** Broker non-votes are proxies received by the Master Portfolio from brokers or nominees, who neither has received instructions from the beneficial owner or other persons entitled to vote, nor has discretionary power to vote on a particular matter.